As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Insight Corporation

(Exact name of registrant as specified in its charter)

Delaware	77-0493142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26025 Mureau Road

Calabasas, California 91302

(818) 871-0000

(Address and telephone number of principal executive offices)

Digital Insight Corporation 1999 Stock Plan (as amended)

Digital Insight Corporation 1999 Employee Stock Purchase Plan

Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan (as amended)

(Full title of the plan)

Paul J. Pucino

Executive Vice President and Chief Financial Officer

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (818) 871-0000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value:
1999 Stock Plan (as amended)	750,000	(1)	$32.51	(2)	$24,382,500	(2)	$2,608.93	(2)
1999 Employee Stock Purchase Plan	300,000	(1)	$32.51	(2)	$9,753,000	(2)	$1,043.57	(2)
2001 Non-Employee Director Stock Option Plan (as amended)	34,700	(1)	$32.51	(2)	$1,128,097	(2)	$120.70	(2)
Total:	1,084,700				$35,263,597		$3,773.20

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Digital Insight Corporation 1999 Stock Plan, as amended, the Digital Insight Corporation 1999 Employee Stock Purchase Plan and the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan, as amended (collectively, the “Plans”) may become subject to the Plans. The number of shares of Common Stock covered by this Registration Statement represent additional shares that have been added to the shares available for issuance under the Plans, in accordance with their annual share increase provisions.
(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 24, 2006, as reported on the Nasdaq National Market and published in The Wall Street Journal.

The Exhibit Index for this Registration Statement is at page 5.

EXPLANATORY NOTE

This Registration Statement is filed by the Digital Insight Corporation (the “Company” or the “Registrant”) to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The Company filed a Registration Statement on Form S-8 relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan with the Commission on April 6, 2005 (Registration No. 333-123900), the contents of which are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index at page 5.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 26th day of May, 2006.

DIGITAL INSIGHT CORPORATION,
a Delaware corporation

By:	/s/ Paul J. Pucino
Paul J. Pucino, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul J. Pucino and Jeffrey E. Stiefler, and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey E. Stiefler Jeffrey E. Stiefler	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 26, 2006

/s/ Paul J. Pucino Paul J. Pucino	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 26, 2006

/s/ Henry T. DeNero Henry T. DeNero	Director	May 26, 2006

/s/ John C. Dorman John C. Dorman	Director	May 26, 2006

/s/ Michael R. Hallman Michael R. Hallman	Director	May 26, 2006

/s/ James H. McGuire James H. McGuire	Director	May 26, 2006

/s/ Robert L. North Robert L. North	Director	May 26, 2006

/s/ Greg J. Santora Greg J. Santora	Director	May 26, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Digital Insight Corporation 1999 Stock Plan and Related Agreements.(1)

4.2	Amendments Nos. 1, 2 and 3 to the Digital Insight Corporation 1999 Stock Plan.(2)

4.3	Digital Insight Corporation 1999 Employee Stock Purchase Plan.(3)

4.4	Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan.(4)

4.5	Amendment No. 1 to the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan.(5)

5	Opinion of Counsel (opinion re legality).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

(1)	Previously filed with the Commission as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration No. 333-81547) and incorporated herein by this reference.
(2)	Previously filed with the Commission as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.
(3)	Previously filed with the Commission as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration No. 333-81547) and incorporated herein by this reference.
(4)	Previously filed with the Commission as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2001 (File No. 000-27459) and incorporated herein by this reference.
(5)	Previously filed with the Commission as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.